Exhibit 99.1

                                News Release

FOR IMMEDIATE RELEASE

CONTACT:	Otis Buchanan Liquidmetal Technologies 949-206-8020 otis.buchanan@liquidmetal.com

Liquidmetal® Technologies Schedules Update Call
Introducing New President and CEO

Lake Forest, Ca. October 10th, 2006— Liquidmetal® Technologies Inc. (LQMT.OB) today announced the hiring of Larry E. Buffington as the new President and CEO replacing Ricardo Salas who resigned effective October 8th.  Mr. Buffington is an experienced senior executive with a track record of over 36 years in building successful manufacturing. Highlights of Mr. Buffington’s manufacturing experience include 18 years with AMP, Inc. where he built and managed several divisions. One division, he grew from approximately $31 million to $124 million in 5 years.  In another assignment, he consolidated 2 divisions to form a $120 million division and put it on a growth plan exceeding 20% per year. He was then recruited to Northern Telecom where he led the turnaround solution for a $100 million plus division. In the 90’s, Mr. Buffington was called to the Communications Division for Augat Inc, a public company, where he led the team that grew revenue from $44 million to $180 million plus and profits from $4 million to $24 million annually. Additional background information concerning the new CEO can be found in a form 8K filed by the company today.

Chairman John Kang along with new CEO Larry Buffington will host a call to shareholders and other interested parties on Wednesday October 11th at 8:30 a.m. eastern standard time to introduce Mr. Buffington. Listeners may access the call live over the Internet from Liquidmetal Technologies’ website http://ir.liquidmetal.com or at www.companyboardroom.com. The dial-in-number to access this operator-assisted call is toll free 1-877-502-9274 or 913-981-5584 for International callers. Institutional investors can also access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com)

About Liquidmetal Technologies

Liquidmetal Technologies (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys.  Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys.  Bulk Liquidmetal® alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in intricate and sophisticated engineered designs.  Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy’s performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be The Third Revolution™ in material science.

This press release may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions.  Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements.  These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements.  These risks and uncertainties may include:  our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer’s products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings).  Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.